FOR IMMEDIATE RELEASE AMYRIS, INC. REPORTS THIRD QUARTER 2020 FINANCIAL RESULTS Record Product Revenue, Lower Cash Operating Expense, and Expanded Gross Margins Emeryville, CA – November 5, 2020 – Amyris, Inc. (Nasdaq: AMRS), a leading synthetic biotechnology company in Sustainable Health and Clean Beauty markets through its consumer brands and a top supplier of sustainably sourced natural ingredients, today announced financial results for its third quarter ended September 30, 2020. John Melo, President and Chief Executive Officer of Amyris said, “The third quarter of 2020 was another strong quarter for our company. Our ability to deliver record Product Revenue in these difficult and uncertain times is a testament to the resiliency of our team, the growing trend of consumers’ commitment to sustainable brands, our products, and the robustness of our business model." Mr. Melo added, “During the quarter, we continued to execute across the strategic priorities we laid out in the beginning of the year. Our consumer business is growing at over three times 2019 revenue and delivered significantly expanded Gross Margin. We expect the combination of a strong fourth quarter along with the successful completion of strategic transactions to set us up for a profitable 2021.” Q3 2020 Financial Highlights  Sales Revenue: Product Revenue (Consumer & Ingredients) of $31 million was up 58% compared with the prior year quarter, with year-over-year revenue growth in Consumer (+203%) and Ingredients (+21%).  Cash operating expense of $43 million improved $5 million or 10% versus the prior year quarter, mostly due to lower G&A expense.  Adjusted EBITDA of -$33 million improved $10 million year-over-year due to strong revenue growth, improved gross margin and lower operating expense.  Interest expense of $7 million was down $10 million or 61% from Q3 2019 due to lower debt and an improved average interest rate. Strategic Highlights 1. High growth consumer brands: above-market growth  Recent Progress: o Our wholly owned consumer brands delivered 220% growth on a year-to-date basis. Product Revenue demonstrated three consecutive quarters of >55% YoY growth. o Continued international growth of Biossance.  Upcoming milestone: o Pipette & fast-tracked to launch in China in November. o Biossance Entering China by year end 2. Scientific and commercial collaboration: fast time from lab to industrial scale  Recent Progress: Page | 1

- Executed agreement with the Infectious Disease Research Institute (IDRI) to accelerate development of a mRNA vaccine platform, starting with COVID-19 as first application.
    - Scaled commercial production of Cannabigerol (CBG), leveraging our fermentation process capability.
- Upcoming milestone:
    - On track to deliver four molecules at scale, surpassing 2020 target of two to three.
    - Q4 Ingredients revenue to benefit from new products to market.

3. Supply chain optimization: enhanced product margins
    - Recent Progress:
        - Year-to-date gross margins improved versus 2019 driven by both Consumer and Ingredients. Consumer margins were 67% year-to-date, well within the 60-70% anticipated target range.
        - Cosmetics Ingredient Business delivered 49% adjusted EBITDA margin.
    - Upcoming milestone:
        - Construction of integrated Brazil ingredients plant on track for Q4 2021 commissioning.

4. **Improved balance sheet, earnings and cash flow:** financial foundation for success
    - Recent Progress:
        - Improved margin profile of consumer brands and ingredients portfolio.
        - Q3 cash operating expense improved 10%, mostly due to lower G&A.
        - Q3 interest expense was down 61%. Debt was reduced 41% since the start of 2020.

Q3 2020 and Year-to-Date (YTD) Sales Revenue

	Three Months Ended September 30,					Nine Months Ended September 30,				
(In millions)		2020		2019	YoY%		2020		2019	YoY%
Consumer		12.3		4.1	203%		34.4		10.8	220%
Ingredients		18.8		15.6	21%		42.2		33.7	25%
Product	$	31.1	$	19.7	58%	$	76.6	$	44.5	72%
Collaborations & Grants		3.1		7.0	-56%		12.0		15.5	-23%
Underlying Total	$	34.3	$	26.7	28%	$	88.6	$	59.9	48%
Other[1]		--		8.2			4.8		52.1	
Reported Total	$	34.3	$	35.0	-2%	$	93.4	$	112.0	-17%

[1] Other: includes Vitamin E transaction and 2019 Lavvan collaboration revenue

- Q3 reported Total Revenue of $34 million included strong Product Revenue growth compared to the prior year quarter.
- Q3 Product Revenue of $31 million increased $11 million or 58% compared with the prior year quarter, with year-over-year revenue growth in Consumer (+203%) and Ingredients (+21%). Q3 marks the third consecutive quarter of tripled year-over-year Consumer Revenue.
- YTD Sales Revenue also saw strong growth from Product Revenue, partly offset by lower Collaboration Revenue.

Q3 2020 and Year-to-Date (YTD) Other Key Financials

- Q3 Gross margin of 41% was supported by strong improvement in Product margins. Q3 Product gross margin of 35% grew $11 million versus the prior year quarter with a $9 million year-over-year improvement from Consumer and $2 million from Ingredients. YTD Gross margin also reflected a strong improvement in Product margins. Prior year gross margins were helped by higher Collaboration Revenue and a one-off Vitamin E transaction.

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 Q3 Cash Operating Expense of $43 million improved $5 million or 10% versus the prior year quarter. Improvements in G&A and R&D expense were partly redirected to marketing investments to support Consumer brand growth. T&E expense was down due to COVID-19. Sequential cash operating expense was flat despite continued topline growth. YTD cash operating expense of $130 million was down $6 million or 4%.  Q3 Adjusted EBITDA of -$33 million improved $10 million versus the prior year quarter due to strong revenue growth, improved gross margins and lower expense. YTD adjusted EBITDA of -$101 million improved from -$131 million in the prior year driven by gross margin growth and lower operating expense. Adjusted EBITDA excludes one-time impact from Vitamin E, Lavvan revenue and a one- off credit loss.  Interest Expense of $7 million was down $10 million or 61% from Q3 2019 due to lower debt and an improved average interest rate. Q3 2020 finished with debt of $175m, which compares to $241m at the end of the prior year quarter. YTD interest expense of $42 million improved by $3 million.  Q3 GAAP Net Income of -$23 million compared with -$60 million in 2019. The year-over-year and year-to-date comparisons are impacted by various non-cash adjustments related to fair value of derivatives and debt.  Diluted EPS of -$0.41 compared with -$0.56 for Q3 of 2019. YTD diluted EPS was -$1.46, which compared to -$2.11 for YTD 2019. Despite strong financial performance in the third quarter, the extent to which the COVID-19 pandemic could affect Amyris’ future financial results and operations is subject to a high degree of uncertainty, and therefore the company is not providing formal guidance at this time. FINANCIAL RESULTS AND NON-GAAP INFORMATION To supplement our financial results and guidance presented on a GAAP basis, we use non-GAAP measures that we believe are helpful in understanding our results. These non-GAAP measures are among the factors management uses in planning and forecasting future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Amyris’s historical performance as well as comparisons to the operating results of other companies. Management believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management to understand, manage, and evaluate our business and make operating decisions. Our non-GAAP financial measures include the following: Non-GAAP net income (loss) is calculated as GAAP net income/loss excluding stock-based compensation expense, gains or losses from change in fair value of debt, gains and losses from changes in the fair value of derivatives, losses on debt extinguishment, losses allocated to participating securities, deemed dividends to preferred stockholders, contract asset credit loss reserve, inventory lower of cost or net realizable value adjustments, loss from investment in affiliate and other income/expense. Adjusted diluted EPS is calculated by dividing Non-GAAP net income (loss) by the weighted average shares, basic and diluted outstanding for the period. Non-GAAP Gross Margin (Gross Margin) is calculated as GAAP revenues divided by GAAP cost of products sold excluding excess capacity, depreciation and amortization, other costs/provisions and inventory lower of cost or net realizable value adjustments. Page | 3

Non-GAAP Cash Operating Expense is calculated as GAAP Operating Expense minus non-cash stock-based compensation, depreciation and amortization. In Q3 2020 it also excluded a one-off credit loss. EBITDA is calculated as GAAP net loss less interest, expense, income tax expense, depreciation and amortization, deemed dividends to preferred stockholders and losses allocated to participating securities. Adjusted EBITDA is calculated as EBITDA less stock-based compensation expense, gains or losses from change in fair value of debt, gains and losses from changes in the fair value of derivatives, losses on debt extinguishment, other income/expense, net, loss from investment in affiliate, contract asset credit loss reserve and inventory lower of cost or net realizable value adjustments. Non-GAAP financial information is not prepared under a comprehensive set of accounting rules, and therefore, should only be read in conjunction with financial information reported under U.S. GAAP in order to understand Amyris’s operating performance. A reconciliation of the non-GAAP financial measures presented in this release to the most directly comparable GAAP financial measure, is provided in the tables attached to this press release. Conference Call Amyris will host its third quarter 2020 conference call today at 9:00 am ET (6:00 am PT) to discuss its financial results and provide an update on the company’s business. Those who wish to listen to the conference call should dial into (877) 870-4263 (U.S.) or (412)-317-0790 (international) and ask to be joined to the Amyris, Inc. call. A live webcast of the call will be available online on the Amyris website. To listen via live webcast, please visit: http://investors.amyris.com. A replay of the webcast will be available on the Investor Relations section of the company's website approximately two hours after the conclusion of the call. Additional information on Amyris' third quarter 2020 results can also be found on the Company's website. About Amyris Amyris (Nasdaq: AMRS) is a science and technology leader in the research, development and production of sustainable ingredients for the Sustainable Health, Clean Beauty and Flavors & Fragrances markets. Amyris uses an impressive array of exclusive technologies, including state-of- the-art machine learning, robotics and artificial intelligence. Our ingredients are included in over 3,000 products from the world's top brands, reaching more than 200 million consumers. Amyris is proud to own three consumer brands - all built around its No Compromise® promise of clean ingredients: Biossance™ clean beauty skincare, Pipette™ clean baby skincare and Purecane™, a zero-calorie sweetener naturally derived from sugarcane. For more information, please visit www.amyris.com. Forward-Looking Statements This release contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding future events, such as anticipated completion of strategic transactions and achievement of milestones, growth in the Sustainable Health and Clean, Beauty and Wellness markets, including international expansion and timing thereof, expected sustained cash generation and profitability, development of vaccines, delivery of molecules at scale, and operational optimization, including the expected commissioning of the new plant in Brazil, and expectations regarding Amyris's financial and operational results and ability to achieve its business plan in 2020 and beyond. These statements are based on management's current expectations and actual results and future events may differ materially due to risks and uncertainties, including risks Page | 4

related to Amyris's liquidity and ability to fund operating and capital expenses, risks related to its financing activities, risks related to potential delays or failures in development, production and commercialization of products, risks related to Amyris's reliance on third parties, and other risks detailed from time to time in filings Amyris makes with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Amyris disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise. Amyris, the Amyris logo, No Compromise, Biossance, Pipette, and Purecane are trademarks or registered trademarks of Amyris, Inc. in the U.S. and/or other countries. SOURCE Amyris, Inc. For further information: Dawn Schottlandt, Argot Partners, (212) 600-1902, amyris@argotpartners.com ### Financial Tables Follow Page | 5

Amyris, Inc. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) September 30, December 31, (In thousands, except shares and per share amounts) 2020 2019 Assets Current assets: Cash and cash equivalents $ 38,280 $ 270 Restricted cash 329 469 Accounts receivable, net 27,365 16,322 Accounts receivable - related party, net 419 3,868 Contract assets 2,081 8,485 Contract assets - related party 1,204 - Inventories 37,212 27,770 Deferred cost of products sold - related party 9,454 3,677 Prepaid expenses and other current assets 14,894 12,750 Total current assets 131,238 73,611 Property, plant and equipment, net 29,791 28,930 Contract assets, noncurrent - related party - 1,203 Deferred cost of products sold, noncurrent - related party 11,858 12,815 Restricted cash, noncurrent 960 960 Recoverable taxes from Brazilian government entities 5,127 7,676 Right-of-use assets under financing leases, net 10,702 12,863 Right-of-use assets under operating leases, net 10,904 13,203 Other assets 5,359 9,705 Total assets $ 205,939 $ 160,966 Liabilities, Mezzanine Equity and Stockholders' Deficit Current liabilities: Accounts payable $ 30,357 $ 51,234 Accrued and other current liabilities 28,430 36,655 Financing lease liabilities 3,882 3,465 Operating lease liabilities 5,051 4,625 Contract liabilities 4,430 1,353 Debt, current portion 31,431 45,313 Related party debt, current portion - 18,492 Total current liabilities 103,581 161,137 Long-term debt, net of current portion 26,176 48,452 Related party debt, net of current portion 116,799 149,515 Financing lease liabilities, net of current portion 1,171 4,166 Operating lease liabilities, net of current portion 11,109 15,037 Derivative liabilities 3,834 9,803 Other noncurrent liabilities 21,996 23,024 Total liabilities 284,666 411,134 Commitments and contingencies Mezzanine equity: Contingently redeemable common stock 5,000 5,000 Stockholders’ deficit: Preferred stock - - Common stock 24 12 Additional paid-in capital 1,938,411 1,543,668 Accumulated other comprehensive loss (49,505) (43,804) Accumulated deficit (1,977,075) (1,755,653) Total Amyris, Inc. stockholders’ deficit (88,145) (255,777) Noncontrolling interest 4,418 609 Total stockholders' deficit (83,727) (255,168) Total liabilities, mezzanine equity and stockholders' deficit $ 205,939 $ 160,966 Page | 6 - -

Amyris, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In thousands, except shares and per share amounts)	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Revenue:				
Renewable products	$ 27,577	$ 17,363	$ 70,619	$ 41,367
Licenses and royalties	3,563	2,305	9,714	43,387
Grants and collaborations	3,118	15,285	13,060	27,267
Total revenue	34,258	34,953	93,393	112,021
Cost and operating expenses:				
Cost of products sold	25,822	20,654	60,710	53,482
Research and development[1]	18,197	19,032	52,288	56,093
Sales, general and administrative[1]	38,321	33,341	100,838	92,456
Total cost and operating expenses	82,340	73,027	213,836	202,031
Loss from operations	(48,082)	(38,074)	(120,443)	(90,010)
Other income (expense):				
Interest expense	(6,627)	(16,857)	(41,747)	(44,608)
Gain (loss) from change in fair value of derivative instruments	1,999	(398)	(6,498)	(2,437)
Gain (loss) from change in fair value of debt	34,360	(2,055)	2,908	(18,629)
Loss upon extinguishment of debt	(2,606)	(2,721)	(51,954)	(8,596)
Other income (expense), net	(49)	1,076	1,452	920
Total other expense, net	27,077	(20,955)	(95,839)	(73,350)
Loss before income taxes and loss from investment in affiliate	(21,005)	(59,029)	(216,282)	(163,360)
Provision for income taxes	(83)	(533)	(273)	(533)
Loss from investment in affiliate	(366)	-	(1,058)	-
Net loss	(21,454)	(59,562)	(217,613)	(163,893)
Less: income attributable to noncontrolling interest	(1,702)	-	(3,809)	-
Net loss attributable to Amyris, Inc.	(23,156)	(59,562)	(221,422)	(163,893)
Less: deemed dividend to preferred stockholder on issuance and modification of common stock warrants	-	-	-	(34,964)
Less: deemed dividend to preferred stockholders on conversion of Series E preferred stock	(67,151)	-	(67,151)	-
Less: loss allocated to participating securities	6,832	1,655	15,369	6,233
Net loss attributable to Amyris, Inc. common stockholders, basic	(83,475)	(57,907)	(273,204)	(192,624)
Adjustment to earnings allocated to participating securities	744	-	120	-
Interest on convertible debt	1,081	-	317	-
Gain from change in fair value of debt	(17,221)	-	(5,945)	-
Net loss attributable to Amyris, Inc. common stockholders, diluted	$ (98,871)	$ (57,907)	$ (278,712)	$ (192,624)
Weighted-average shares of common stock outstanding used in computing loss per share of common stock, basic	227,267,553	103,449,612	189,192,973	91,344,150
Basic loss per share attributable to common stockholders	$ (0.37)	$ (0.56)	$ (1.44)	$ (2.11)
Weighted-average shares of common stock outstanding	227,267,553	103,449,612	189,192,973	91,344,150
Effect of dilutive convertible debt	15,464,681	-	2,313,525	-
Weighted-average shares of common stock equivalents used in computing loss per share of common stock, diluted	242,732,234	103,449,612	191,506,498	91,344,150
Diluted loss per share attributable to common stockholders	$ (0.41)	$ (0.56)	$ (1.46)	$ (2.11)

[1] Includes stock-based compensation expense as follows:

	Three Months 2020	Three Months 2019	Nine Months 2020	Nine Months 2019
Research and development	$ 928	$ 663	$ 2,774	$ 2,002
Sales, general and administrative	2,440	2,571	7,029	8,058
	$ 3,368	$ 3,234	$ 9,803	$ 10,060

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Amyris, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(Unaudited)

(In thousands, except per share data)	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Net loss attributable to Amyris, Inc. common stockholders (GAAP)	$ (83,475)	$ (57,907)	$ (273,204)	$ (192,624)
Non-GAAP adjustments:				
Stock-based compensation expense	3,368	3,234	9,803	10,060
(Gain) loss from change in fair value of derivative instruments	(1,999)	398	6,498	2,437
(Gain) loss from change in fair value of debt	(34,360)	2,055	(2,908)	18,629
Loss upon extinguishment of debt	2,606	2,721	51,954	8,596
Income attributable to noncontrolling interest	1,702	-	3,809	-
Deemed dividend to preferred stockholder on issuance and modification of common stock	-	-	-	34,964
Loss allocated to participating securities	(6,832)	(1,655)	(15,369)	(6,233)
Deemed dividend upon conversion of Series E preferred stock into common stock	67,151	-	67,151	-
Contract asset credit loss reserve	8,342	-	8,342	-
Inventory lower-of-cost-or-net realizable value adjustment	1,337	(1,080)	374	(1,396)
Other (income) expense, net, and loss from investment in affiliate	415	(1,076)	(394)	(920)
Net loss attributable to Amyris, Inc. common stockholders (non-GAAP)	$ (41,745)	$ (53,310)	$ (143,944)	$ (126,487)
Weighted-average shares outstanding				
Weighted-average shares of common stock outstanding used in computing loss per share of common stock, basic	227,267,553	103,449,612	189,192,973	91,344,150
Loss per share attributable to Amyris, Inc. common stockholders - Basic (GAAP)	$ (0.37)	$ (0.56)	$ (1.44)	$ (2.11)
Non-GAAP adjustments:				
Stock-based compensation expense	0.01	0.03	0.05	0.11
(Gain) loss from change in fair value of derivative instruments	(0.01)	0.00	0.03	0.03
(Gain) loss from change in fair value of debt	(0.15)	0.02	(0.02)	0.20
Loss upon extinguishment of debt	0.01	0.03	0.27	0.09
Income attributable to noncontrolling interest	0.01	-	0.02	-
Deemed dividend to preferred stockholder on issuance and modification of common stock	-	-	-	0.38
Loss allocated to participating securities	(0.03)	(0.02)	(0.08)	(0.07)
Deemed dividend upon conversion of Series E preferred stock into common stock	0.30	-	0.35	-
Contract asset credit loss reserve	0.04	-	0.04	-
Inventory lower-of-cost-or-net realizable value adjustment	0.01	(0.01)	0.00	(0.02)
Other (income) expense, net, and loss from investment in affiliate	0.00	(0.01)	(0.00)	(0.01)
Net loss per share attributable to Amyris, Inc. common stockholders - Basic (non-GAAP)[1]	$ (0.18)	$ (0.52)	$ (0.76)	$ (1.38)

[1] Amounts may not sum due to rounding.

Adjusted EBITDA	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
GAAP net loss attributable to Amyris, Inc. common stockholders	$ (83,475)	$ (57,907)	$ (273,204)	$ (192,624)
Interest expense	6,627	16,857	41,747	44,608
Income taxes	83	533	273	533
Depreciation and amortization	1,905	969	5,300	2,691
Deemed dividend to preferred stockholder on issuance and modification of common stock	-	-	-	34,964
Deemed dividend upon conversion of Series E preferred stock into common stock	67,151	-	67,151	-
Loss allocated to participating securities	(6,832)	(1,655)	(15,369)	(6,233)
EBITDA	(14,541)	(41,203)	(174,102)	(116,061)
Income attributable to noncontrolling interest	1,702	-	3,809	-
Gain (loss) from change in fair value of derivative instruments and debt, loss upon extinguishment of debt, other (income) expense, and loss from investment in affiliate	(33,338)	4,098	55,150	28,742
Inventory lower-of-cost-or-net realizable value adjustment	1,337	(1,080)	374	(1,396)
Stock-based compensation	3,368	3,234	9,803	10,060
Contract asset credit loss reserve	8,342	-	8,342	-
Adjusted EBITDA	$ (33,130)	$ (34,951)	$ (96,624)	$ (78,655)

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Amyris, Inc. RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (Unaudited) Three Months Ended September 30, Nine Months Ended September 30, (In thousands) 2020 2019 2020 2019 Revenue (GAAP and non-GAAP) $ 34,258 $ 34,953 $ 93,393 $ 112,021 Cost of products sold (GAAP) $ 25,822 $ 20,654 $ 60,710 $ 53,482 Other costs/provisions (3,848) (1,103) (8,937) (3,924) Inventory lower-of-cost-or-net realizable value adjustment (1,337) 1,080 (374) 1,396 Excess capacity (90) (757) (571) (1,430) Depreciation and amortization (407) (218) (846) (496) Cost of products sold (non-GAAP) $ 20,140 $ 19,656 $ 49,982 $ 49,028 Adjusted gross profit (non-GAAP) $ 14,118 $ 15,297 $ 43,411 $ 62,993 Gross margin % 41% 44% 46% 56% Research and development expense (GAAP) $ 18,197 $ 19,032 $ 52,288 $ 56,093 Stock-based compensation expense (928) (663) (2,774) (2,002) Depreciation and amortization (1,271) (471) (3,763) (1,341) Research and development expense (non-GAAP) $ 15,998 $ 17,898 $ 45,751 $ 52,750 Sales, general and administrative expense (GAAP) $ 38,321 $ 33,341 $ 100,838 $ 92,456 Stock-based compensation expense (2,440) (2,571) (7,029) (8,058) Depreciation and amortization (227) (279) (691) (854) Contract asset credit loss reserve (8,342) - (8,342) - Sales, general and administrative expense (non-GAAP) $ 27,312 $ 30,491 $ 84,776 $ 83,544 Cash operating expense $ 43,310 $ 48,389 $ 130,527 $ 136,294 Page | 9